Exhibit 99.1

HCMC Enters into Agreement to Eliminate $49.7M out of $54.3M of its Remaining Warrant Liability - Updated

HOLLYWOOD, FL, August 20, 2018 /GlobeNewswire/ -- Healthier Choices Management Corp. (OTC Pink: HCMC) (“HCMC or the “Company”) announces that it has executed an exchange agreement (the “Exchange Agreement”) with the holders of roughly 92% of its outstanding Series A warrants.

On August 16, 2018, HCMC entered into an agreement with its largest Series A warrant holder, as well additional warrant holders, providing for the repurchase of Series A warrants. Under the Exchange Agreement, those Series A warrants (and underlying liability) are eliminated and replaced with Series B Convertible Preferred Stock (“Preferred Stock’). The Preferred Stock has conversion rights to a finite and definitive number of shares of common stock of HCMC, at a conversion price of $0.0001.

“Essentially, the company has successfully eliminated almost $50M of liability, in exchange for approximately $21M of preferred stock, exchangeable for $21M of HCMC common stock without any additional warrants or cash payment obligations. We believe that this trade, which has saved HCMC and its shareholders approximately $29M of potential dilution, will lead to the re-creation of shareholder value,” said Jeff Holman, CEO of HCMC.

Mr. Holman continued, “Over the past three years, HCMC has strengthened its management team, diversified its business operations, and significantly broadened its technology bandwidth via the issuance of 6 patents in the past 20 months. Our mission of bringing healthier choices to consumers will reach new heights as we launch our patented and patent pending quartz based cannabis and CBD vaping products. This liability restructuring allows HCMC to execute on its business plans with a view to generating significant shareholder value. The HCMC team would like to thank all involved for their efforts in bringing this matter to fruition.”

About Healthier Choices Management Corp.

Healthier Choices Management Corp. is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives. One segment of our business is our natural and organic grocery operations in Ft. Myers, Florida. Another segment is a U.S. based retailer of vaporizers and e-liquids. HCMC sells direct to consumer via company-owned brick-and-mortar retail locations operating under “Ada’s Natural Market” and “The Vape Store” brands.

The newest emerging division of HCMC is our technology and IP to the cannabis and CBD market.

Healthier Choices Management Corp. Inc. (www.healthiercmc.com).

Forward Looking Statements.

This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our recent exit from and winding down of our wholesale distribution operations. In addition, when used in this release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” and “plans” and variations thereof and similar expressions are intended to identify forward looking statements.

Factors that may affect our future results of operations and financial condition include, but are not limited to, fluctuations in demand for our products, the introduction of new products, our ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of our liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in our filings with the United States Securities and Exchange Commission.

Contact Information:

Healthier Choices Management Corp.

3800 North 28TH Way, #1

Hollywood, FL 33020

Office: 305-600-5004 / Fax: 954-272-7773

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